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                                                                       EXHIBIT 1

                                                                          PAGE 1


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COLLEGIATE PACIFIC INC." AS RECEIVED AND FILED IN THIS COURT.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

         CERTIFICATE OF MERGER, CHANGING ITS NAME FROM "COPA DELAWARE INC." TO "COLLEGIATE PACIFIC INC." FILED THE TWENTIETH DAY OF JULY, A.D. 1999, AT
9 O'CLOCK A.M.


                                      /s/ EDWARD J. FREEL
                                      ------------------------------------------
                                      EDWARD J. FREEL, SECRETARY OF STATE

                [SEAL]                AUTHENTICATION: 9934899

                                                  DATE: 08-23-99

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               CERTIFICATE OF INCORPORATION OF COPA DELAWARE INC.

                                    ARTICLE I

         The name of the Corporation is CoPa Delaware Inc.

                                   ARTICLE II

         The name of the Corporation's registered agent and the address of its registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         A. The total number of shares of capital stock which the Corporation shall have the authority to issue is 51,000,000 shares consisting of (a) 1,000,000 shares of Preferred Stock, $.01 par value per share, and (b) 50,000,000 shares of Common Stock, $.01 par value.

         B. Designations of Preferred Stock

            1. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such series from time to time adopted by the Board of Directors pursuant to the authority which is hereby vested in the Board of Directors.

            2. Each series of Preferred Stock

               (i)    may have such number of shares;

               (ii) may have such voting power, full or limited, or may be without voting power;

               (iii) may be subject to redemption at such time or times and at such prices;

               (iv) may be entitled to receive dividends (which may be cumulative or noncumulative), payable in cash, securities or property, at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable in any other class or classes or series of stock;

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               (v)    may be made convertible into, or exchangeable for, shares
                      of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

               (vi) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

               (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon payment of dividends or the making of other distributions on, and the purchase, redemption, or other acquisition by the Corporation or any subsidiary, of any outstanding stock of the Corporation, or of other affirmative or negative covenants;

               (viii) may have certain rights in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and relative rights of priority of payment of shares of that series; and

               (ix) may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof;

all as shall be stated in a resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

                                    ARTICLE V

         In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

                                   ARTICLE VI

         The incorporator is Michael S. J. Lozich, whose mailing address is 1717 Main Street, Suite 2800, Dallas, Texas 75201.


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                                   ARTICLE VII

         The number of directors constituting the initial Board of Directors is six, and the name and address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their respective successors are elected and qualified are:


     Name                                           Address
     ----                                           -------
     Michael J. Blumenfeld                          13950 Senlac, Suite 200
                                                    Farmers Branch, Texas  75235

     Jeff Davidowitz                                13950 Senlac, Suite 200
                                                    Farmers Branch, Texas  75235

     Arthur Coerver                                 13950 Senlac, Suite 200
                                                    Farmers Branch, Texas  75235

     Robert W. Philip                               13950 Senlac, Suite 200
                                                    Farmers Branch, Texas  75235

     William H. Watkins, Jr.                        13950 Senlac, Suite 200
                                                    Farmers Branch, Texas  75235

     Harvey Rothenberg                              13950 Senlac, Suite 200
                                                    Farmers Branch, Texas  75235

                                  ARTICLE VIII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

         A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a







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person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this
Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

         B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit





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brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

         C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                    ARTICLE X

         No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.






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                                   ARTICLE XI

         Cumulative voting for the election of Directors shall not be permitted.

         IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 11th day of December, 1998.



                                                  /s/ MICHAEL S. J. LOZICH
                                                  ------------------------------
                                                  MICHAEL S. J. LOZICH
                                                  Incorporator


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                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 07/20/1999
                                                         991298460 - 2980248


                              CERTIFICATE OF MERGER

                                       OF

                             COLLEGIATE PACIFIC INC.
                          (A PENNSYLVANIA CORPORATION)

                                       AND

                               COPA DELAWARE INC.
                            (A DELAWARE CORPORATION)



         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

            (i) Collegiate Pacific Inc., which is incorporated under the laws of the State of Pennsylvania; and

            (ii) CoPa Delaware Inc., which is incorporated under the laws of the State of Delaware.

         2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Collegiate Pacific Inc. in accordance with the laws of the State of its incorporation and by CoPa Delaware Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified in CoPa Delaware Inc., which will continue its existence as said surviving corporation under the name of Collegiate Pacific Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of CoPa Delaware Inc. is to be amended and changed by reason of the merger herein certified by striking out article I thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following article:

                                   "ARTICLE I

             The name of the corporation is Collegiate Pacific Inc."





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and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 13950 Senlac Drive, Suite 200, Farmers Branch, Texas 75235

         6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of Collegiate Pacific Inc. consists of 20,000,000 shares of Common Stock, par value of $.01 per share, and 2,000 shares of Class A Preferred Stock, par value of $.01 per share.

         8. The Merger shall be effective as of 12:01 a.m. on July 21, 1999.


Dated:   July 20, 1999.


                                             COLLEGIATE PACIFIC INC.,
                                             a Pennsylvania corporation


                                             By: /s/ MICHAEL J. BLUMENFELD
                                                --------------------------------
                                                Michael J. Blumenfeld, President


                                             COPA DELAWARE INC.,
                                             a Delaware corporation


                                             By: /s/ MICHAEL J. BLUMENFELD
                                                --------------------------------
                                                Michael J. Blumenfeld, President